                                                                    Exhibit 21

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                              LIST OF SUBSIDIARIES
                                DECEMBER 31, 2000

                                                                                                    Percentage of Voting Stock
                                                               Jurisdiction of Incorporation             Owned by Immediate
                                                                                                                Parent
                                                               ------------------------------     -----------------------------
                                                                        `
  The Liberty Corporation                                      South Carolina
      Cosmos Broadcasting Corporation                          South Carolina                                   100
          CableVantage Inc.                                    South Carolina                                   100
          Broadcast Merchandising Corporation.                 South Carolina                                   100
          SuperCoups USA, Inc.                                 South Carolina                                   100
          Civic Communications Corp.                           Delaware                                         100
               TV-3, Inc.                                      Mississippi                                      100
                  Civic License Holding Company, Inc.          Delaware                                         100
                        CivCo, Inc.                            Nevada                                           100
          LibCo                                                Nevada                                           100
       Exchange Place Corporation                              North Carolina                                   100
       Greensboro Holdings, Inc.                               South Carolina                                   100
       State National Title Guaranty Company                   Louisiana                                        100
       Special Services Corporation                            South Carolina                                   100
       Hampton Insurance Agency, Inc.                          South Carolina                                   100
       Bent Tree Corporation                                   Georgia                                          100
       TLC Business Ventures, Inc.                             South Carolina                                   100
       Liberty Properties Group, Inc.                          South Carolina                                   100
          LIBCO of Florida, Inc.                               Florida                                          100
          LPC of S. C., Inc.                                   South Carolina                                   100
          Johnson/Liberty LLC                                  South Carolina                                    22
          Commerce Center of Greenville, Inc.                  South Carolina                                   100

      Liberty West, Inc.                                       Nevada                                           100


                                       40